Exhibit 15

April 28, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 28, 2016 on our review of interim financial information of Ford Motor Company for the three month periods ended March 31, 2016 and 2015 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 is incorporated by reference in its Registration Statement on Form S-8 dated April 28, 2016.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan